UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2018

Moody National REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55778	47-1436295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(Address of principal executive offices, including zip code)

(713) 977-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.

Entry into a Material Definitive Agreement.

As previously disclosed, on December 22, 2017, Moody National REIT II, Inc. (the “Company”) mailed a letter to its stockholders and distributed a letter to broker-dealers participating in the Company’s continuous public offering (the “Offering”) regarding the suspension of sales of Class A, Class D, Class I and Class T shares of the Company’s common stock (collectively, the “Shares”) in the Offering, including the suspension of the Company’s distribution reinvestment plan (the “DRP”) and the suspension of the Company’s share repurchase program (the “SRP”). The board of directors of the Company (the “Board”) suspended the Offering, effective December 26, 2017, in order to implement certain changes (the “Offering Changes”) to the Offering and the compensation payable to Moody National Advisor II, LLC, the Company’s advisor (the “Advisor”). In connection with the Offering Changes, the Company has entered into certain amendments to its material agreements as described below.

Amendment to the Advisory Agreement

On January 16, 2018, the Company, Moody National Operating Partnership II, LP, a Delaware limited partnership (the “Operating Partnership”), and the Advisor entered into Amendment No. 1 (the “Advisory Agreement Amendment”) to the Second Amended and Restated Advisory Agreement among the Company, the Operating Partnership and the Advisor (the “Second Amended and Restated Advisory Agreement”) to provide that the acquisition fee payable to the Advisor will be increased to 3.85% to allow the Advisor to potentially recoup certain of the amounts paid by the Advisor for selling commissions, dealer manager fees and stockholder servicing fees for Shares sold in the Offering pursuant to the Dealer Manager Agreement Amendment (described below); provided, however, that payment of a certain amount of the increased portion of any acquisition fee will be delayed until January 16, 2019. The Advisory Agreement Amendment also provides for the renewal of the term of the Second Amended and Restated Advisory Agreement for an additional 12 months.

The foregoing description of the Advisory Agreement Amendment in this Current Report on Form 8-K is a summary and is subject to, and qualified in its entirety, by the terms of the Advisory Agreement Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Amendment to the Dealer Manager Agreement

On January 16, 2018, the Company, the Operating Partnership, Moody Securities, LLC (the “Dealer Manager”) and the Advisor (solely for purposes of Section 5.2 of the Company’s Dealer Manager Agreement and the amendments to Section III, IV and V of the Company’s Participating Dealer Agreement) entered into Amendment No. 1 to the Dealer Manager Agreement and Participating Dealer Agreement (the “Dealer Manager Agreement Amendment”) to provide that the selling commission payable with respect to the Class A shares of the Company’s common stock is reduced from up to 7% to up to 6% and to provide that the Advisor will be responsible for paying all selling commissions, dealer manager fees and stockholder servicing fees with respect to the Shares sold in the Offering.

The description of the Dealer Manager Agreement Amendment in this Current Report on Form 8-K is a summary and is subject to, and qualified in its entirety, by the terms of the Dealer Manager Agreement Amendment, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Item 8.01.	Other Events.

On December 22, 2017, as previously disclosed and as noted above, the Company announced the suspension of the DRP and the SRP. On January 16, 2018, in connection with the Offering Changes, the Board reinstated the DRP and the SRP, effective upon effectiveness of the post-effective amendment implementing the Offering Changes.

Item 9.01.

Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to the Second Amended and Restated Advisory Agreement, by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP and Moody National Advisor II, LLC dated as of January 16, 2018

10.2	Amendment No. 1 to the Dealer Manager Agreement and Participating Dealer Agreement, by and among Moody National REIT II, Inc., Moody National Operating Partnership II, LP, Moody Securities, LLC and Moody National Advisor II, LLC dated as of January 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY NATIONAL REIT II, INC.

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	Chief Executive Officer and President

Date: January 16, 2018